Exhibit 99.2

JOINT FILERS

Reporting Owner Name/Address	Relationships
	Director	10% Owner	Officer	Other
Partners Limited 181 Bay Street, Suite 300 Toronto, Ontario, Canada A6 M5J 2T3	X	X		Director by deputization